UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 22, 2020

Merit Medical Systems, Inc.

(Exact name of registrant as specified in its charter)

Utah	0-18592	87-0447695
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1600 West Merit Parkway
South Jordan, Utah	84095
(Address of principal executive offices)	(Zip Code)

(801) 253-1600

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	MMSI	NASDAQ Global Select Market System

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)Resignation of Director

On June 22, 2020, pursuant to an agreement (the “Settlement Agreement”), dated as of May 26, 2020, by and among Merit Medical Systems, Inc. (the “Company”) and Starboard Value L.P. and certain of its affiliates (collectively, “Starboard”), Dr. Franklin J. Miller, M.D. resigned as a director of the Company.  A summary of the material terms of the Settlement Agreement is presented in the Company’s Proxy Statement (the “Proxy Statement”) for its 2020 Annual Meeting of Shareholders (the “2020 Annual Meeting”) under the heading “Agreement with Starboard.”  Absent Dr. Miller’s resignation, his term of service as a director of the Company would have expired at the Company’s 2021 Annual Meeting of Shareholders. Dr. Miller’s resignation was not due to any disagreement with the Company, the Company’s Board of Directors (the “Board”) or the management of the Company on any matter relating to its operations, policies or practices.

(d)Appointment of Director

Pursuant to the Settlement Agreement, on June 22, 2020 Lynne N. Ward, a director of the Company whose term of service expired at the conclusion of the 2020 Annual Meeting, was appointed to continue to serve as a director of the Company, filling the vacancy resulting from Dr. Miller’s resignation. Ms. Ward will serve a term expiring at the Company’s 2021 Annual Meeting of Shareholders, at which time her continued service as a director of the Company will be subject to nomination and shareholder approval.  Ms. Ward has been designated to serve on the Audit (Chair), Environmental, Social & Governance and Finance Committees of the Board.

During her service as a director of the Company, Ms. Ward will continue to receive cash retainer fees consistent with the Company’s director compensation practices.  Those fees are currently set at $80,000 annually, paid quarterly in arrears.  Ms. Ward will also continue to participate as a non-employee director in the Company’s benefit plans, consistent with the Company's non-employee director compensation practices.  The Company has entered into an indemnification agreement with Ms. Ward, pursuant to which the Company has agreed, subject to certain exceptions, to indemnify Ms. Ward to the fullest extent permitted by applicable law against expenses incurred by Ms. Ward in connection with claims which she is, or is threatened to be made, a party to by reason of her status as a director of the Company.

Ms. Ward, age 61, served as the Executive Director of my529 (formerly Utah Educational Savings Plan), a Utah state-run college savings plan offering municipal fund securities, from 2004 until 2019.  Prior to her appointment with my529, Mr. Ward served as Deputy Chief of Staff to former Utah Governor Olene S. Walker and Director of the Governor’s Office of Planning and Budget under former Utah Governor Michael O. Leavitt.  The Board believes Ms. Ward demonstrated her diverse skills by creating and leading my529’s rapid growth from $950 million to $14 billion assets under management. The Board believes her high standards, strategic foresight and business development were a significant factor in achieving that growth. Under her leadership, my529 achieved year-over-year Gold ratings from Morningstar. The Board believes Ms. Ward has strong career experience, including financial oversight capabilities and leadership of a rapidly growing organization. The Board believes her contributions will strengthen the Company’s strategic direction while encouraging operational excellence.  There are no related party transactions involving Ms. Ward that would require disclosure pursuant to S-K Item 404(a).

(e) Executive Compensation Arrangements

Amendment of 2020 Performance Stock Unit Award Agreements

On February 21, 2020, the Compensation Committee of the Board (the “Compensation Committee”) approved and the Company granted to its executive officers, including Fred Lampropoulos, the Company’s Chief Executive Officer, awards of performance stock units (“PSUs”) having performance periods of one year (2020), two years (2020 and 2021) and three years (2020, 2021 and 2022).  Under those PSU award agreements, the recipient executive officers are contingently entitled to receive upon future vesting and settlement a formulaic number of shares of Company’s common stock (the “Common Stock”) (and in Mr. Lampropoulos’ case, a long-term incentive cash payment) based on the degree to which the Company attains certain pre-determined performance goals relating to Company’s “free cash flow” (“FCF”) and relative total shareholder return versus the Russell 2000 Index during the applicable performance periods.  Copies of those forms of PSU award agreements (the “2020 PSU Award Agreements”) are included as Exhibits 10.1 through 10.6 to Item 15 of Company’s Amendment No. 1 to Annual Report on Form 10-K/A filed on April 29, 2020.

On June 22, 2020, after consideration of the anticipated consequences of the COVID-19 pandemic on the Company’s business, the response of the Company’s executive officers to that pandemic, including the temporary reduction of base salaries payable to those executive officers in an effort to reduce the Company’s operating expenses during the pandemic, and the recommendation of the Compensation Committee, the Board approved the amendment of the one-year performance goals related to the 2020 performance period of the 2020 PSU Award Agreements.  The Board believes the amendment of the 2020 PSU Award Agreements enhances the alignment of the interests of the Company’s executive officers with shareholder value for 2020 given the consequences of the COVID-19 pandemic and the unprecedented changes in the Company’s business and industry, as well as the general economic environment.

Copies of those amendments (the ‘PSU Amendments”) are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference.  The PSU Amendments reduce the applicable target and threshold levels of Company FCF performance for the 2020 fiscal year by $5,000,000, from $40,000,000 to $35,000,000 and from $32,000,000 to $27,000,000, respectively, and cap any award payout based on 2020 fiscal year FCF performance at the target payout level regardless of the degree, if any, by which the Company exceeds in fiscal year 2020 the reduced target level of FCF performance.  The PSU Amendments do not modify the application of the relative total shareholder return multiplier in the calculation of the number of shares of Common Stock each participant may receive pursuant to the 2020 PSU Award Agreements.  No changes were made to the 2020 PSU Award Agreements having two-year and three-year performance periods.

Modification of 2020 Target Incentive Bonus Awards

On February 21, 2020, the Compensation Committee established preliminary target annual bonus award amounts with respect to the Company’s 2020 fiscal year for each of the executive officers of the Company, including Mr. Lampropoulos and the Company’s other named executive officers (other than Joseph C. Wright, President of the Company’s International Division, who is compensated pursuant to a separate bonus arrangement). At that time, the Compensation Committee also established the applicable corporate performance measures (revenue, non-GAAP gross margin and non-GAAP earnings per share) and related threshold, target and maximum levels of Company performance for 2020 upon which the applicable amounts of such fiscal year 2020 target incentive bonus payments (if any) would be contingent and determined.

On June 22, 2020, after consideration of the anticipated consequences of the COVID-19 pandemic on the Company’s business, the response of the Company’s executive officers to that pandemic, including the temporary reduction of base salaries payable to those executive officers in an effort to reduce the Company’s operating expenses during the pandemic, and the recommendation of the Compensation Committee, the Board approved the following adjustments to the corporate performance measures upon which annual bonus amounts will be determined for those executive officers.  The Board believes the adjusted performance measures enhance the alignment of the interests of the Company’s executive officers with shareholder value for 2020 given the consequences of the COVID-19 pandemic and the unprecedented changes in the Company’s business and industry, as well as the general economic environment.

The Board (i) lowered the previously established target bonus amounts applicable to each of the participating executive officers for the Company’s 2020 fiscal year by five percent (5%) of the applicable executive’s base salary; (ii) modified the applicable performance measures to consist solely of various targeted levels of specific operational cost savings for fiscal year 2020 and net revenue from new COVID-19-related product sales during fiscal year 2020; (iii) reduced the threshold level of performance above which credit would be given in the computation of fiscal year 2020 incentive bonuses from 90% to 80% with respect to each applicable target performance goal; (iv) increased the maximum level of performance above the targeted performance level up to which additional credit would be given in the computation of fiscal year 2020 incentive bonuses from 110% to 120% with respect to each applicable target performance goal; and (v) capped the total bonus amount payable to each participating executive officer at the target payout level for that employee. The Company’s modified target bonus awards for the Company’s 2020 fiscal year were established under the Company’s 2019 Executive Bonus Plan and remain subject to further adjustment by the Compensation Committee.  A copy of the First Amendment to the Merit Medical Systems, Inc. 2019 Executive Bonus Plan is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 22, 2020, the Company held its 2020 Annual Meeting. A total of 55,350,751 shares of Common Stock were entitled to vote as of April 30, 2020, the record date for the 2020 Annual Meeting, of which 51,698,695 shares were represented in person or by proxy at the 2020 Annual Meeting.

At the 2020 Annual Meeting, the shareholders of the Company voted on the following matters:

(1)	the election of three nominees, each to serve as a director of the Company until the 2023 Annual Meeting of Shareholders and until his or her successor is duly elected and qualified;

(2)	a non-binding advisory proposal to approve the compensation of the Company’s named executive officers, otherwise known as a “say-on-pay” vote; and

(3)	the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

The results of each of the above matters are discussed further below.

Matter 1 - Election of Directors

The votes cast for or withheld for each director nominee were as follows:

Director Nominee	For	Withheld
Lonny J. Carpenter	49,770,901	581,904
David K. Floyd	49,770,992	581,813
James T. Hogan	49,774,552	578,253

Accordingly, each of the three nominees listed above was elected to serve as a director of the Company until the 2023 Annual Meeting of Shareholders and until his successor is duly elected and qualified.

Matter 2 - Advisory Vote on Executive Compensation

The results of the voting on a non-binding advisory proposal to approve the compensation of the Company’s named executive officers were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
49,276,913	802,761	273,131	1,345,890

Accordingly, a majority of votes cast with respect to the advisory “say-on-pay” proposal were “for” approval of the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement.

Matter 3 - Ratification of Appointment of Independent Registered Public Accounting Firm

The voting results with respect to the proposal to ratify the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 were as follows:

For	Opposed	Abstained
49,938,839	1,745,437	14,419

Accordingly, the Company’s shareholders ratified the appointment of Deloitte and Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

No other matters were submitted to a vote of shareholders at the 2020 Annual Meeting.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Exhibit
10.1	Amendment to Performance Stock Unit Award Agreement, dated June 22, 2020, by and between Merit Medical Systems, Inc. and Fred Lampropoulos †
10.2

Form of Amendment to Performance Stock Unit Award Agreement, dated June 22, 2020, by and between Merit Medical Systems, Inc. and each of the following individuals: Raul Parra, Ronald A. Frost, Joseph C. Wright, Justin J. Lampropoulos and Brian G. Lloyd †

10.3	First Amendment to the Merit Medical Systems, Inc. 2019 Executive Bonus Plan, effective June 22, 2020 † The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.
101	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL and incorporated as Exhibit 101
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

†	Indicates management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIT MEDICAL SYSTEMS, INC.

Date: June 26, 2020	By:	/s/ Brian G. Lloyd
Brian G. Lloyd
Chief Legal Officer and Corporate Secretary

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